                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-84270 and 811-8776) of Alliance All-Asia Investment Fund, Inc.



ERNST & YOUNG LLP


New York, New York
January 28, 2002



































00250203.BB6